UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 2, 2013 (November 26, 2013)

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement

On November 26, 2013, General Nutrition Centers, Inc. (the “Company”), a Delaware corporation and wholly owned indirect subsidiary of GNC Holdings, Inc. (“Holdings”), entered into a Credit Agreement, among the Company, as Borrower, its parent company, GNC Corporation (the “Parent”), a Delaware corporation and wholly owned indirect subsidiary Holdings, as Parent, the Lenders party thereto, Goldman Sachs Bank USA, as Syndication Agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).  The Credit Agreement amended and restated the Company’s Credit Agreement dated as of March 4, 2011.

Pursuant to the Credit Agreement, the Company increased the size of its Tranche B Term Loan Facility (the “Term Loan Facility”) by $250 million, to an aggregate principal amount of $1,350 million, and extended the maturity date of the Term Loan Facility to March 4, 2019.  The Company retained revolving credit capacity of up to $105 million (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Senior Secured Credit Facilities”), provided that, under the terms of the new Credit Agreement, the Company has the right to increase the Revolving Credit Facility to $130.0 million at any time on or prior to December 31, 2013 (or such longer period as agreed to by the Administrative Agent) by obtaining new or increased revolving credit commitments from new or existing Lenders under the Revolving Credit.

All of the Company’s obligations under the Senior Secured Credit Facilities and certain related obligations of the Company are unconditionally guaranteed jointly and severally on a senior secured basis by the Parent and certain wholly-owned subsidiaries of the Company (the “Guarantors”) and are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a security interest in all of the assets of the Company and each such Guarantor and (ii) a pledge of the equity securities owned by each Guarantor pursuant to an amended and restated Guarantee and Collateral Agreement, dated as of November 26, 2013, by each Guarantor in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Collateral Agreement”).

As more fully described in the Credit Agreement, amounts currently outstanding under the Term Loan Facility will bear interest at a rate per annum equal to the greater of LIBOR (as determined pursuant to the Credit Agreement from time to time) or 0.75%, plus the applicable margin of 2.5%.

The Credit Agreement contains customary representations, covenants and events of default customary for financings of this type including, without limitation, restrictions on the manner in which the Company may use the proceeds of the Senior Credit Facilities and limitations on the Company’s ability to grant additional liens or incur additional debt, make certain restricted payments or enter into transactions with its affiliates.

The foregoing description of the material terms of the Credit Agreement and the Collateral Agreement is qualified in its entirety by such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement

The disclosure under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01                                           Other Events

On November 26, 2013, Holdings issued a press release announcing the increase in the size of the Term Loan Facility, as well as the approval of a new multi-year share repurchase program pursuant to which Holdings may purchase shares of its outstanding Class A common stock representing up to an aggregate of $500.0 million.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description
10.1	Credit Agreement, dated as of November 26, 2013
10.2	Guaranty and Collateral Agreement, dated as of November 26, 2013
99.1	Press Release, dated November 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Dated: December 2, 2013	By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Credit Agreement, dated as of November 26, 2013
10.2	Guaranty and Collateral Agreement, dated as of November 26, 2013
99.1	Press Release, dated November 26, 2013